UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2006

POLAR MOLECULAR HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-21463	42-1339746
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

4600 S. Ulster Street Suite 940 Denver, Colorado	80237
(Address of principal executive offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant's Certifying Accountant

Polar Molecular Holding Corporation ("Registrant") received a letter dated April 7, 2006, from Wheeler Wasoff, P.C., the accountant firm which audited Registrant's financial statements included in Registrant's annual report on Form 10-K for the fiscal year ended December 31, 2004, in which Wheeler Wasoff, P.C. resigned from its engagement to audit Registrant's financial statements for the fiscal year ended December 31, 2005.  See Exhibit 99.1 which is attached hereto and incorporated by reference herein.

The report by Wheeler Wasoff, P.C. that accompanied Registrant's financial statements for the fiscal year ended December 31, 2004, did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

The resignation by Wheeler Wasoff, P.C. was not recommended or approved by Registrant's Board of Directors or the audit committee of Registrant's Board of Directors.

To the knowledge of Registrant, there were no disagreements with Wheeler Wasoff, P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Wheeler Wasoff, P.C., would have caused it to make reference to the subject matter of the disagreement in connection with its report included in the Form 10-K for the fiscal year ended December 31, 2004. Additionally, there were no such disagreements subsequent to the issuance of such report and until the date of termination of their engagement.

Wheeler Wasoff, P.C. will be provided with a copy of this Form 8-K concurrently with the Company filing it with the Securities and Exchange Commission and will ask it to furnish the Company with a letter addressed to the SEC stating whether it agrees with the above statements and if not, how it disagrees.

Item 9.01   Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1 Letter from Wheeler Wasoff, P.C. dated April 7, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLAR MOLECULAR HOLDING CORPORATION
(Registrant)

Date: May 5, 2006
/s/Mark L. Nelson
Mark L. Nelson, President, Chief Executive Officer and Chairman of the Board